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                           DELAWARE POOLED TRUST, INC.

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION


         Delaware Pooled Trust, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Sections 2-605 and 2-607 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Board of Directors of the Corporation, at a meeting held on February 18, 1999, adopted resolutions in accordance with Section 2-605(a)(4) of the Maryland General Corporation Law changing the names of certain series of stock of the Corporation set forth in Article Fifth of the Corporation's Charter, as amended and supplemented from time to time, as follows:

         (i) the name of The Growth and Income Portfolio is changed to The Core Equity Portfolio;

         SECOND: The Amendment was approved by a majority of the entire Board of Directors and is limited to a change expressly permitted by Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by stockholders, and the Corporation is registered as an open-end company under the Investment Company Act of 1940.

         IN WITNESS WHEREOF, Delaware Pooled Trust, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf this 22nd day of February, 1999.


                                          DELAWARE POOLED TRUST, INC.


                                          By: /s/ Michael D. Mabry
                                              ---------------------------------
                                              Michael D. Mabry
                                              Vice President, Assistant
                                              Secretary and Associate General
                                              Counsel
Attest:


/s/Eric E. Miller
-----------------------------
Name: Eric E. Miller
Title: Senior Vice President

                  THE UNDERSIGNED, Vice President, Assistant Secretary and Associate General Counsel of DELAWARE GROUP POOLED TRUST, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this instrument is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, said Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.



                                              /s/Michael D. Mabry
                                              ---------------------------------
                                              Michael D. Mabry